Exhibit 99.1

QUARTERLY REPORT for the period ended 30 September 2016

FINANCIAL HIGHLIGHTS

-	Average production for the quarter ended 30th September 2016 was 1,135 barrels of oil equivalent per day.

-	Production from the Foreman Butte acquisition has increased to 60,347 barrels of oil (net production) for the quarter ended 30 September 2016 up from 49,092 barrels of oil (net production) for the quarter ended 30 June 2016.

-	Estimated oil and gas revenue was US$3.5 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	Oil price differentials in the Williston Basin have improved from $8.00 per barrel 12 months ago to a current estimated differential of between $5.50 and $6.50 per barrel.

-	The closing cash balance for the quarter is US$1.6 million.

-	$11.5 million debt facility reduction to be achieved through the sale of North Stockyard for $15 million, which closed on the 28th October 2016.

-	Proved Reserves estimated by Netherland Sewell and Associates Inc. as at 30 June 2016 with a net present value (10% discount rate) of $126 million. This estimate, accounting for the sale of North Stockyard, would be reduced to a net present value (10% discount rate) of $ 110 million.

-	Proved Developed Producing Reserves as at 30th June 2016 was estimated at $62 million including North Stockyard and $47 million after accounting for that sale. Notwithstanding this movement in value, revenues and expense from the North Stockyard Field have accrued to Samson between 30th June 2016 and until the effective date of the sale of 29th October 2016. (one day after close)

OPERATIONAL HIGHLIGHTS

-	Returned approximately 43 wells to production that was shut-in when Samson took over as operator of the project. Production from the Foreman Butte project area is currently around 1,100 BOPD (gross production).

-	The fresh water clean out of Evans 1-10H well has resulted in a 2 times uplift in production.

PRODUCTION

Production for the September 2016 quarter remained consistent from the June 2016 quarter. Increased production from the Foreman Butte project area, offset the decline in production from the legacy assets.

Prior 12 month production by quarter:

	Q4 2015	Q1 2016	Q2 2016	Q3 2016
OIL, BO	51,009	41,927	85,707	90,957
GAS, MCF	88,848	92,399	101,219	67,380#
BOE	65,817	57,327	102,577	102,187
BOEPD	731	637	1,140	1,135

# During the quarter, seven significant gas or associated gas wells were down for a combined 300 days.

Samson Oil & Gas Limited Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000 T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	Samson Oil & Gas USA 1131, 17th Street, Suite 710, Denver Colorado 80202 T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
June 2016 Quarter	85,707	3,011,972	101,219	142,850	3,154,822
Sept 2016 Quarter	90,957	3,482,519	67,380	114,088	3,596,607

Average commodity prices:

	OIL US$/Bbl	GAS US$/Mscf
June 2016 Quarter	$35.14	$1.41
September 2016 Quarter	$38.29	$1.69

In some cases revenue is yet to be received and is therefore an estimate.

RESERVES

Netherland Sewell and Associates estimated Samson’s net reserves as at 30th June 2016 and were set out in an announcement dated 11th September, in summary the reserve estimate is as follows;

	OIL MBBL	GAS MCF	NPV10 MM
PDP	4,173	3,608	$62.570
PDNP	1,230	2,252	$16.196
PUD	5,400	3,780	$47.283
TOTAL PROVED	10,803	9,640	$126.049

This estimate includes the North Stockyard Field which was an asset held for sale at this date. The transaction closed on 28th October and had an effective date of 29th October. (One day after close)

The estimate excluding the North Stockyard asset, as at 30th June was as follows:

	OIL MBBL	GAS MCF	NPV10 MM
PDP	3,342	2,286	$47.242
PDNP	1,230	2,252	$16.196
PUD	5,400	3,780	$47.283
TOTAL PROVED	9,971	8,318	$110.720

The commodity prices used in this estimate were based on the forward curves for WTI (as at June 30th) for oil as set out below and then adjusted for local differentials associated with quality and transportation. For comparison the September 30th is also included, showing that there has been a modest increase in the oil price during the quarter, and this trend has continued:

Period Ending	30th June Oil Price ($/Barrel)	30th September Oil Price ($/Barrel)
December 2016	49.42	48.82
December 2017	52.17	52.55
December 2018	53.69	54.17
December 2019	54.60	55.35
Thereafter	55.43	59.59

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	2,291
Roosevelt	Williston	Montana	Roosevelt	2,230
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	294
Foreman Butte	Williston	North Dakota/Montana	Numerous	51,305
South Prairie	Williston	North Dakota	Renville	1,066
State GC	Delaware	New Mexico	Lea	130

PROJECTS

North Stockyard, Williams County, North Dakota

Bakken

Samson average working interest 28%

The August 31st, 2016 closing of the North Stockyard Field asset with the buyer, Angelus Capital, was delayed and closed on October 28th, 2016.

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

A recompletion in the Bluff #1-11 well will be attempted in November. The Jurassic Canyon Springs Formation will be perforated and flow tested first. If this is unsuccessful, the Cretaceous Dakota Formation will subsequently be perforated and flow tested.

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% Working Interest

During the quarter the Gladys 1-20H well produced 6,448 barrels of oil (gross) and 9,750 MCFG (gross). The well averaged 70 BOPD and 106 MCFPD during the quarter. Six additional wells could be drilled in the Glady’s 1280 acre unit.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

Samson was granted an option period for two years by SITLA (the Utah School and Institutional Trust Lands Administration) in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who holds leases to extract potash in an acreage position situated within our project area. Upon entering into the MMDA, SITLA is obligated to deliver 8,080 net acres of oil and gas leases covering our project area located in Grand and San Juan Counties, Utah at a cost of $75 per acre to Samson. The MMDA has been finalized and we are finalizing the bonding arrangements associated with that agreement.

This acreage is located in the heart of the Cane Creek Clastic Play of the Paradox Formation along the Cane Creek anticline. The primary drilling objective is the over-pressured and oil saturated Cane Creek Clastic interval. Keys to the play include positioning wells along the axis of the Cane Creek anticline and exposure to open natural fractures. The 3-D seismic survey is currently being designed to image these natural fractures. The seismic shoot was surveyed and permitted this past summer. This project displays very robust economics in a low priced oil environment using the evidence obtained from a nearby competitor well that has produced 802,967 BO in just over two years and has an EUR of 1.2 million barrels of oil. Initial production rates are around 1,500 BOPD and decline rates are very modest.

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

Foreman Butte Project, McKenzie County, North Dakota

Mississippian Madison Formation, Williston Basin

Samson 87% Operated Average Working Interest

Samson’s extensive workover program of returning previously shut-in wells to production has resulted in more than a three-times increase in production since Samson took over operatorship. The initial workovers involved five workover rigs completing operations on 32 wells. New workover operations are commencing on additional shut-in wells in an effort to continue to increase oil production.

Lease operating expenses have been reduced from those incurred by the previous operator making previously un-economical wells economical in the current pricing environment. Samson has achieved this by negotiating below-market rig rates and by specifically addressing our chemical and well treatment programs including fresh water and hot oiling. Produced water transportation and disposal has been significantly decreased by optimizing truck routes, disposal destinations, and negotiating reduced rates across the board. Transport and general trucking costs have been nearly eliminated by employing full time employees and owning equipment. Additionally, these crews has allowed us to handle all weed control issues without having to employ contractors to perform this function. Samson intends to continue to focus on cost control as a key initiative moving forward.

While the initial results of the multi-stage acid stimulation on the Maris 1-16H well are inconclusive, due to an emulsion now being produced with the oil, the fresh water cleanout of the Evans 1-10H well was a success in that it created a two times uplift in production. These two wells are horizontal open hole completions in the Ratcliffe Member of the Mississippian Madison Formation, which is predominantly a limestone reservoir.

The multi-stage acid stimulation job on the Maris 1-16H well placed 4,600 bbls of HCl acid and included in addition to other water based fluids, the injection of 4,200 barrels of diversion agent, spacers and pads necessary to complete the placement of acid in 19 stages across 5 zones. The Maris well is currently producing around 20 BOPD and 200 BWPD.

The Evans 1-10H fresh water cleanout operation involved pumping 4,000 barrels of water into the wellbore to remove any blockages and salt deposits potentially blocking the well bore or reducing production. The Evans well is currently producing around 60 BOPD and 400 BWPD.

Samson will continue to assess the results of both the acid stimulation and the fresh water clean out, but currently it would appear the remaining 18 wells to be worked over in Foreman Butte Field would be better suited for fresh water cleanouts rather than multi-stage acid stimulations. Importantly a fresh water clean out is substantially less expensive ($100,000) than an acid stimulation ($500,000).

Samson is also preparing to re-enter the Mission Canyon lateral of the Banks 1-18H well. This well was originally drilled as a dual lateral in the Mission Canyon and Ratcliffe zones, but was never produced from the Mission Canyon lateral due to a stuck whipstock and cast iron bridge plug that was set above the Mission Canyon interval in order to drill the lateral in the shallower Ratcliffe zone. Since the Ratcliffe zone is now depleted for the most part, Samson will attempt to unseat the stuck whipstock and cast iron bridge plug to access the Mission Canyon lateral. Mudlog and drilling reports show that hundreds of barrels of oil were produced while drilling the Mission Canyon lateral in 2005. If sustained production can be achieved from accessing and producing the Mission Canyon zone, many additional new wells could soon be drilled to delineate a new field discovery.

A production efficiency and enhancement study has been initiated that will help identify wells sub-performing wells, relative to historical and forecasted expectation. Examples of sub-performance include high fluid levels, inefficient stroke lengths and/or speeds, worn pumps, poor rod designs, and improperly-sized pumping units. Additionally, the study will help quantify important reservoir characteristics, such as connectivity and reservoir pressure, which will be used to model the field and provide direction for appropriate economic development.

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	1,583
Cash receipts from September quarter oil and gas sales*	1,895
Proceeds from North Stockyard sale (net of loan repayment)	2,500
TOTAL	5,978

* Estimate based on realized September quarter production and $39 oil price (indicative of estimated oil pricing), allowing for a two month delay between production and cash receipt.

FINANCIAL

Mutual of Omaha Credit Facility

Samson closed the North Stockyard sale on 28 October for a total consideration of $15 million. This cash will be used to reduce our debt facility to $19 million. The balance will be used for working capital and to reduce the volumes of oil hedged.

Cash Distribution

Bank of the West (Samson’s trading bank)	US$783,550
Bank of New York Mellon	US$17,946
Mutual of Omaha	US$769,899
National Australia Bank	A$15,108

Foreign Exchange Rates

The closing A$:US$ exchange rate on 30th September 2016 was $0.763 The average A$:US$ exchange rate for the quarter was $0.7585.

The Company’s cash position at 30th September 2016 was as follows:

US$(‘000’s)
Cash at bank on deposit	1,583

Hedging

Product	Start Date	End Date	Volume (BO/Mmbtu)	Floor $	Ceiling $
WTI	1October 2016	30 Apr 2018	110,667	41.50	63.00
Henry Hub	1 May 2016	31 Oct 2016	30,029	1.90	2.40
Henry Hub	1 Nov 2016	31 Mar 2017	134,088	2.60	3.35
Henry Hub	1 Apr 2017	31 Oct 2017	167,682	2.40	2.91
Henry Hub	1 Nov 2017	30 Apr 2017	127,030	2.80	3.60

Product	Start Date	End Date	Volume (BO)	Swap Price $
WTI	1 October 2016	31 Dec 2016	53,535	41.20
WTI	1 Jan 2017	31 Dec 2017	141,255	44.09
WTI	1 Jan 2018	30 Apr 2018	39,720	45.55

As at 30 September 2016, the value of Samson’s hedging program was ($2.2 million). At 26th October 2016, the value of Samson’s hedging program was ($2.3 million).

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Director/Company Secretary, on 08 9220 9882

TERRY BARR Managing Director 31st October 2016

Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity and oil and gas exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10, 01/05/13, 01/09/16

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	30 September 2016

Consolidated statement of cash flows		Current quarter $US’000	Year to date (...3....months) $US’000
1.	Cash flows from operating activities	3,407	3,407
1.1	Receipts from customers
1.2	Payments for	(16)	(16)
	(a) exploration & evaluation
	(b) development	(1,183)	(1,183)
	(c) production	(1,757)	(1,757)
	(d) staff costs	(472)	(472)
	(e) administration and corporate costs	(488)	(488)
1.3	Dividends received (see note 3)	-	-
1.4	Interest received	-	-
1.5	Interest and other costs of finance paid	(403)	(403)
1.6	Income taxes paid	-	-
1.7	Research and development refunds	-	-
1.8	Other (provide details if material) Hedging	(188)	(188)
1.9	Net cash from / (used in) operating activities	(1,100)	(1,100)

2.	Cash flows from investing activities	(78)	(78)
2.1	Payments to acquire:
(a) property, plant and equipment
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

2.2	Proceeds from the disposal of:	158	158
	(a) property, plant and equipment
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	80	80

3.	Cash flows from financing activities	-	-
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	-	-
3.7	Transaction costs related to loans and borrowings	(50)	(50)
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	(50)	(50)

4.	Net increase / (decrease) in cash and cash equivalents for the period	2,655	2,655
4.1	Cash and cash equivalents at beginning of period
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(1,100)	(1,100)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	80	80
4.4	Net cash from / (used in) financing activities (item 3.10 above)	(50)	(50)
4.5	Effect of movement in exchange rates on cash held	(2)	(2)
4.6	Cash and cash equivalents at end of period	1,583	1,583

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter $US’000	Previous quarter $US’000
5.1	Bank balances	1,583	2,655
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	1,583	2,655

6.	Payments to directors of the entity and their associates	Current quarter $US'000
6.1	Aggregate amount of payments to these parties included in item 1.2	90
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Director Salaries and Fees

7.	Payments to related entities of the entity and their associates	Current quarter $US'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $US’000	Amount drawn at quarter end $US’000
8.1	Loan facilities	34,500	34,500
8.2	Credit standby arrangements	-
8.3	Other (please specify)	-
8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

Mutual of Omaha Bank credit facility - $30,500,000, interest rate approximately 6.3%, maturity October 2017, secured.

Oasis Petroleum Promissory Note - $4,000,000, interest rate 10%, maturity April 2017, secured by second lien.

9.	Estimated cash outflows for next quarter	$US’000
9.1	Exploration and evaluation	-
9.2	Development	800
9.3	Production	1,410
9.4	Staff costs	600
9.5	Administration and corporate costs	400
9.6	Other (provide details if material)	-
9.7	Total estimated cash outflows	3,210

10.	Changes in tenements (items 2.1(b) and 2.2(b) above)	Tenement reference and location	Nature of interest	Interest at beginning of quarter	Interest at end of quarter
10.1	Interests in mining tenements and petroleum tenements lapsed, relinquished or reduced
10.2	Interests in mining tenements and petroleum tenements acquired or increased

SAMSON OIL & GAS LIMITED

October 2016 Quarterly Report

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here: ............................................................                                            Date: 31 October 2016. ………………………………..

(Director/Company secretary)

Print name: .........................................................

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.
2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standards apply to this report.
3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

Page 11 of 11